Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Fifth Third Bancorp
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
(1)

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, no par value, of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(2)	(2)

	Equity	Preferred Stock, no par value, of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(2)	(2)

	Equity	Depositary Shares of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)(3)	(2)	(2)	(2)	(2)

	Other	Warrants of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(2)	(2)

	Debt Securities	Senior Debt Securities of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(2)	(2)

	Debt Securities	Subordinated Debt Securities of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(2)	(2)

	Other	Stock Purchase Contracts of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(2)	(2)

	Other	Units of Fifth Third Bancorp	Rule 456(b) and Rule 457(r)(1)	(2)(4)	(2)	(2)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts							(2)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(2)

(1)
The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents. Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in warrants, purchase contracts, units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go
basis.

(3)
In the event that the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(4)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered hereunder, which may or may not be separable from one another. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		N/A	N/A	N/A		N/A

Fee Offset Sources	N/A	N/A	N/A		N/A						N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A

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